Filed pursuant to Rule 424(b)(3)

Registration No. 333-296474

PROSPECTUS

10,000,000 Shares of common stock

The selling stockholder named in this prospectus may use this prospectus to offer and resell from time to time up to an aggregate of 10,000,000 shares of our common stock, par value $0.0001 per share (the “Shares”) issued by us in a private placement to the selling stockholder that is a party to the Securities Purchase Agreements, dated May 25, 2026 (the “Purchase Agreements”).

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholder.

The selling stockholder may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 9. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the selling stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NXXT”. On June 8, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.5901 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2026

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to an aggregate of 10,000,000 shares of our common stock. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholder.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholder have not, authorized anyone to provide you with information other than the information that has been provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition and results of operations may have changed since those dates.

The information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus, or in any free writing prospectus that is authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

Industry and Market Data

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

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PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference into this prospectus, before making your investment decision.

NextNRG, Inc. and its consolidated subsidiaries are referred to herein as “NextNRG,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

References to “NextNRG Ops” refer to NextNRG Ops , LLC, f/k/a NEXTNRG, LLC, a Delaware limited liability company and our wholly owned subsidiary. References to “Next/Ingle” refer to Next/Ingle Holdings LLC a Delaware limited liability company of which we own 50%, the remaining 50% is a component of our non-controlling interest.

Overview

NextNRG is Powering What’s Next by implementing artificial intelligence (“AI”) and machine learning (“ML”) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (“EV”) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its utility operating system, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

Revenue Sources

Sale of Electricity

Solar Electricity

NextNRG plans to derive its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits, and performance-based incentives. A portion of NextNRG’s power sales revenues is expected to be earned through the sale of energy (based on kilowatt hours) pursuant to the terms of Power Purchase Agreements (“PPAs”). NextNRG’s PPAs will typically have fixed or floating rates and are expected to be generally invoiced monthly.

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Wireless EV Charging

NextNRG plans to sell energy to its wireless EV charging customers.

NextNRG also plans to sell its innovative solutions to property owners, parking facilities, municipalities, and government agencies, as well as charge point operators, empowering the growth of sustainable transportation infrastructure.

NextNRG plans to generate revenue from the deployment of solar and battery storage solutions where applicable to further take advantage of the renewable energy industry. Energy pricing is based on peak/off-peak rates at any given charging location. NextNRG plans to negotiate our own PPA accordingly. NextNRG is also planning to sell energy to electric vehicle owners via wireless EV charging.

SaaS & Licensing

Software as a Service (“SaaS”) Agreements

NextNRG plans to generate revenue from the sale of its energy management software under SaaS agreements with utility companies; microgrid companies; and renewable energy generation companies. Additionally, any traditional customers which would like to own their own energy generation systems will have the option of entering a SaaS agreement to purchase rights to the technology.

Hardware Licensing

NextNRG plans to generate licensing revenues from competitors or ancillary business participants who desire to utilize or integrate NextNRG’s intellectual property, hardware, or software solutions within their proprietary product.

Sale of Hardware

NextNRG plans to generate revenues from the sale of hardware, e.g. solar panels, battery storage solution equipment, wireless charging pad or bumper and vehicle receiver technology.

Potential Customers

Potential customers include property owners, electrical supply companies, management companies, all levels of government, original equipment manufacturers, tribal land, car manufacturers, EV charging companies, wholesale electricity providers, utilities, and fleet owners.

Mobile Fueling

Mobile Fuel Delivery

NextNRG’s mobile fueling solution is an on-demand and subscription fuel delivery service that brings fuel directly to consumers, commercial fleets, and specialty vehicles at homes, workplaces, and job sites. Leveraging digital technology and GPS-based systems, this service responds to the increasing preference for home and workplace product deliveries. Particularly, our fleet services are experiencing significant growth, providing a streamlined, efficient fueling option that allows commercial operators to optimize operations and reduce downtime. For the three months ended March 31, 2026 and the year ended December 31, 2025, we derived all of our revenues from mobile fuel deliveries.

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Legal Proceedings

Our Corporate Information

NextNRG, Inc. (formerly known as EzFill Holdings, Inc.) was incorporated on April 20, 2016, in the State of Florida. EzFill-FL, LLC was established on July 27, 2016 in the State of Florida. The assets of EzFill-FL, LLC, constituting the mobile fueling business, were acquired as of April 9, 2019 by EzFill Holdings, Inc., which was incorporated on March 28, 2019 in the State of Delaware.

On August 10, 2023, the Company, the members (the “Members”) of Next Charging LLC (“Next Charging”) and Michael Farkas, as the representative of the Members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging (the “Membership Interests”) in exchange for up to 40,000,000 shares of common stock. Subsequently, Next Charging converted to a corporation organized in the State of Nevada named NextNRG Holding Corp. (“Next Holding”) effective as of March 1, 2024 (the “Conversion”), which Conversion continued the existence of the prior entity in the new corporate form and the prior members of Next Charging remained as shareholders of Next Holding.

On June 11, 2024, in order to reflect the Conversion, the Company, all of the shareholders of Next Holding and Mr. Farkas as the representative of the Next Holding executed a second amended and restated agreement to replace the Exchange Agreement in its entirety (the “Second Amended and Restated Exchange Agreement”). Pursuant to the Second Amended and Restated Exchange Agreement, the Company agreed to acquire from the Next Holding 100% of the shares of Next Holding in exchange for the issuance by the Company to the Next Holding shareholders of Company common stock.

On September 25, 2024, the Company and Mr. Farkas entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment”) to change the number of the Company’s common stock shares to be issued to the Next Holding shareholders by the Company in exchange for 100% of the shares of Next Holding to 100,000,000 shares of the Company’s common stock.

The Second Amendment also provided that in the event Next Holding completes the acquisition of STAT-EI, Inc. (“SEI”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). Next Holding completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 vested on that closing date. The remaining 50,000,000 Restricted Shares are subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Second Amended and Restated Exchange Agreement, as amended) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million.

Prior to closing, the Company (i) increased the number of its authorized shares of common stock from 50,000,000 to 500,000,000, (ii) received stockholder approval, (iii) received third-party consents, and (iv) ensured compliance with the rules and regulations of The Nasdaq Stock Market.

On February 13, 2025, the closing of the transactions contemplated by the Second Amended and Restated Exchange Agreement, as amended, was completed. Pursuant to the terms of the Second Amended and Restated Exchange Agreement, as amended, the Company issued an aggregate of 100,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of Next Holding, and Next Holding became a wholly owned subsidiary of the Company.

On February 13, 2025, the Company changed its name from EzFill Holdings, Inc. to NextNRG, Inc.

Our principal executive offices are located at 407 Lincoln Road, Ste 9F, Miami Beach, FL 33139, and our telephone number is (305) 786-NEXT. Our website address is nextnrg.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

Implications of Our Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company.

We have elected to avail ourselves of the extended transition period for implementing new or revised financial accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our offering of our shares of common stock in September 2021; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above

Available Information

We maintain our corporate website at www.nextnrg.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. Our SEC filings, including any amendments, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our common stock is quoted on the Nasdaq under the symbol “NXXT”. We file annual, quarterly, and current reports, proxy statements and other information with the SEC and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These filings are available to the public on the Internet on the SEC’s website at www.sec.gov.

Our principal business address is 407 Lincoln Road #9F, Miami Beach, FL 33139, and our telephone number is (305) 791-1169.

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THE OFFERING

common stock to be offered by the selling stockholder	Up to 10,000,000 shares of common stock.

Terms of the Offering:	The selling stockholder will determine when and how it will sell the Shares offered in this prospectus, as described in “Plan of Distribution.”

common stock outstanding prior to this offering	157,752,767 shares of common stock as of May 29, 2026

Use of proceeds	We will not receive any proceeds from the sale of the Shares offered hereby by the selling stockholder.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “NXXT.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus before deciding whether to invest in our securities , including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as amended and Quarterly Report on Form 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Ownership of Our Securities

We will require substantial additional capital to support our operations and growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

Revenues generated from our operations are not presently sufficient to sustain our operations and our current liabilities substantially exceeded our current assets as of March 31, 2026. Therefore, we will need to raise additional capital in the future to continue our operations.

On May 27, 2026, we completed a financing transaction providing for aggregate gross proceeds of $6.4 million. Based on cash on hand as of May 27, 2026 and the proceeds from this financing, we currently anticipate that our principal sources of liquidity will only be sufficient to fund our activities through July 31, 2026. In order to have sufficient cash to fund our operations beyond July 31, 2026, we will need to raise additional equity or debt capital. However, this estimate is based on assumptions that may prove to be incorrect, and we may require additional financing sooner than currently anticipated.

There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We will be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to curtail or cease operations.

The sale of a substantial amount of our common stock, including resale of the Shares held by the selling stockholder in the public market, could adversely affect the prevailing market price of our common stock.

This prospectus covers the resale of 10,000,000 shares of our common stock held by the selling stockholder. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when selling stockholder may sell such shares in the public market.

Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock or other types of our securities in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our securities or the effect, if any, that future sales and issuances of our securities will have on the market price of our common stock. Sales of substantial amounts of our securities, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

A significant percentage of the Company’s common stock is held by a small number of shareholders.

Our Chief Executive Officer and Executive Chairman controls approximately 45.5% of our outstanding common stock as of June 1, 2026, and our officers and directors collectively own approximately 54% of our outstanding common stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. In addition, the conversion of existing convertible notes, occurrence of sales of a large number of shares of our common stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock, which can in turn affect the market price of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “expect,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar conditional expressions. The forward-looking statements in this prospectus or the documents incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under Item 1A “Risk Factors” contained herein and in our most recently filed Annual Report on Form 10-K/A.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

The net proceeds from any disposition of the Shares will be received by the selling stockholder. We will not receive any of the proceeds from any such Shares offered by this prospectus.

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DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings, if any, will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our earnings, if any, operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

MAY 2026 PRIVATE PLACEMENT

On May 25, 2026, we entered into the Purchase Agreements with a certain accredited investor for a private placement offering, or the Private Placement, of the Company’s shares of common stock. Pursuant to the Purchase Agreement, we sold 10,000,000 shares of common stock at a purchase price of $0.64 per Share for aggregate gross proceeds of $6,400,000. The Private Placement closed on May 27, 2026.

In connection with the Purchase Agreements, , we are required to file a resale registration statement, or the Registration Statement, with the SEC to register for resale the common shares and shares issuable upon exercise of the within 10 calendar days of the date of the Purchase Agreement, and to have such Registration Statement declared effective within thirty (30) days or within sixty (60) days in the event the SEC elects to review such registration statement). The Company is filing this registration statement in satisfaction of its obligation to file a registration statement under the Registration Rights Agreement.

SELLING STOCKHOLDER

The Shares being offered by the selling stockholder are those Shares previously issued to the selling stockholder. For additional information regarding the issuances of the Shares , see “May 2026 Private Placement” above. We are registering the Shares in order to permit the selling stockholder to offer the Shares for resale from time to time. Except for the ownership of the Shares, or as set forth in the table below, the selling shareholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of common stock, as of June 2, 2026. The third column lists the Shares being offered by this prospectus by the selling stockholder. The fourth column assumes the sale of all of the Shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering
Citadel CEMF Investments LTD(1)	10,000,000	10,000,000	-

(1)	Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over the shares owned by the selling stockholder. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any securities of the Company other than the shares actually owned by such person (if any). The address of the principal business office of Citadel CEMF Investments Ltd. Is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, Florida 33131.

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PLAN OF DISTRIBUTION

The selling stockholder (the “Selling Stockholder”) of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of information concerning capital stock of NextNRG, Inc. (“us,” “our,” “we” or the “Company”) and certain provisions of our certificate of incorporation, as amended and restated, and amended and restated bylaws currently in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, as amended (the “Charter”) and amended and restated bylaws (the “Bylaws”), each previously filed with the Securities and Exchange Commission (“SEC”) and incorporated by reference as an exhibit to the Annual Report on Form 10-K, as amended, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

General

Our authorized capital stock consists of:

●	500,000,000 shares of common stock, par value $0.0001 per share; and
●	50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control of our company or other corporate action. Currently, 513,000 shares have been initially designated as Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and 150,000 shares have been initially designated as Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”)There are currently 0 shares of Series A Preferred Stock, and 140,000 shares of Series B Preferred Stock issued and outstanding.This leaves 49,337,000 shares of preferred stock authorized but undesignated and unissued.

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Series A Preferred Stock

Under the Series A Certificate of Designation, each share of Series A Preferred Stock will be convertible, at the holder’s option at any time, into our common stock at a conversion rate equal to the quotient of (i) the $10 stated value (the “Series A Stated Value”) divided by (ii) 80% of the Minimum Price, as defined in Rule 5635 of The Nasdaq Stock Market LLC Rules (the “Conversion Price”), subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Series A Certificate of Designation. The Conversion Price is determined and fixed as of the closing date of the issuance of the Series A Preferred Stock.

The Series A Preferred Stock contains limitations that prevent the holder thereof from acquiring shares of our common stock upon conversion that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%.

Each holder of shares of Series A Preferred Stock will receive dividends at the rate of 10% per annum of the Series A Stated Value, which shall be accrue on a quarterly basis per calendar quarter following the issuance date of the applicable shares of Series A Stock (the “Series A Dividend”). The Series A Dividend will be payable to the Series A Holder within five Business Days (as defined below) of the end of each such calendar quarter,via the issuance to the Series A Holder of a number of shares of common stock, per share of the Company equal to (i) the amount of the Series A Dividend, divided by (ii) the Conversion Price as in effect on the last Business Day of the preceding calendar quarter, in each case rounded to the nearest whole share of common stock (such shares of common stock, the “Dividend Shares”), provided that no Dividend Shares shall be issued, or shall be due to be issued prior to the receipt of the Stockholder Approval (as defined below) and prior to the Stockholder Approval Date (as defined below). In the event that any Series A Dividend is not paid when otherwise due due to the limitations as set forth in this Certificate of Designations, such Series A Dividend shall accrue and the applicable Dividend Shares will be issued when permissible pursuant to the provisions of this Certificate of Designations. The Series A Dividend shall accrue commencing on the date of issuance with respect to the applicable Series A Stock and will cease to accrue on conversion of the applicable shares of Series A Stock, and the Series A Dividend for any partial calendar quarter will be appropriately pro-rated. For purposes herein, a “Business Day” shall mean any day on which commercial banks are generally open for business in the State of Delaware

The holders of the Series A Preferred Stock, voting as a separate class, will have customary consent rights with respect to certain corporate actions by us. We may not take the following actions without the prior consent of the holders of at least a majority of the Series A Preferred Stock then outstanding: (a) authorize, create, designate, establish, issue or sell an increased number of shares of Series A Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation; (b) reclassify any shares of common stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series A Preferred Stock; (c) amend, alter or repeal our Charter or Bylaws and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; (d) issue any indebtedness or debt security, other than trade accounts payable, insurance premium financings and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase, or otherwise alter in any material respect the terms of any such indebtedness existing as of the date of first issuance of shares of Series B Preferred Stock; (e) redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any of our capital stock; (f) declare bankruptcy, dissolve, liquidate, or wind up our affairs; (g) effect, or enter into any agreement to effect, a merger, reorganization, re-incorporation; or (h) materially modify or change the nature of our business.

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Series B Preferred Stock

Under the Series B Certificate of Designation, each share of Series B Preferred Stock will be convertible, at the holder’s option at any time, into our common stock at a conversion rate equal to the quotient of (i) the $12 stated value (the “Series B Stated Value”) divided by (ii) 70% of the Minimum Price, as defined in Rule 5635 of The Nasdaq Stock Market LLC Rules (the “Conversion Price”), subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Series B Certificate of Designation. The Conversion Price is determined and fixed as of the closing date of the issuance of the Series B Preferred Stock.

The Series B Preferred Stock contains limitations that prevent the holder thereof from acquiring shares of our common stock upon conversion that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%.

Each holder of shares of Series B Preferred Stock will receive dividends at the rate of 10% per annum of the Series B Stated Value, which shall be accrue on a quarterly basis per calendar quarter following the issuance date of the applicable shares of Series B Stock (the “Series B Dividend”). The Series B Dividend will be payable to the Series B Holder within five Business Days of the end of each such calendar quarter,via the issuance to the Series B Holder of a number of shares of common stock, per share of the Company equal to (i) the amount of the Series B Dividend, divided by (ii) the Conversion Price as in effect on the last Business Day of the preceding calendar quarter, in each case rounded to the nearest whole share of common stock (such shares of common stock, the “Dividend Shares”), provided that no Dividend Shares shall be issued, or shall be due to be issued prior to the receipt of the Stockholder Approval (as defined below) and prior to the Stockholder Approval Date (as defined below). In the event that any Series B Dividend is not paid when otherwise due due to the limitations as set forth in this Certificate of Designations, such Series B Dividend shall accrue and the applicable Dividend Shares will be issued when permissible pursuant to the provisions of this Certificate of Designations. The Series B Dividend shall accrue commencing on the date of issuance with respect to the applicable Series B Stock and will cease to accrue on conversion of the applicable shares of Series B Stock, and the Series B Dividend for any partial calendar quarter will be appropriately pro-rated.

The holders of the Series B Preferred Stock, voting as a separate class, will have customary consent rights with respect to certain corporate actions by us. We may not take the following actions without the prior consent of the holders of at least a majority of the Series B Preferred Stock then outstanding: (a) authorize, create, designate, establish, issue or sell an increased number of shares of Series B Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock as to dividends or upon liquidation; (b) reclassify any shares of common stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series B Preferred Stock; (c) amend, alter or repeal our Charter or Bylaws and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; (d) issue any indebtedness or debt security, other than trade accounts payable, insurance premium financings and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase, or otherwise alter in any material respect the terms of any such indebtedness existing as of the date of first issuance of shares of Series B Preferred Stock; (e) redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any of our capital stock; (f) declare bankruptcy, dissolve, liquidate, or wind up our affairs; (g) effect, or enter into any agreement to effect a merger, reorganization, re-incorporation; or (h) materially modify or change the nature of our business.

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Appointment of Directors

Our Certificate of Incorporation provides that subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

Amendments of our Bylaws

The Board of Directors is expressly empowered to adopt, amend, or repeal our Bylaws. Any adoption, amendment or repeal of our Bylaws shall require the approval of a majority of the authorized number of directors. Our stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by our Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NXXT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Cleartrust LLC. The transfer agent’s address is 16540 Pointe Village Drive Suite 210, Lutz, Florida 33558.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation” to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

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LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered hereby have been passed upon for us by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, mezzanine equity and changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes, have been audited by M&K CPAS, PLLC, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 16, 2026 and amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on May 11, 2026;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026, 2025;
●	Our Current Reports on Form 8-K filed with the SEC on January 2, 2026, January 5, 2026, January 23, 2026, January 26, 2026, February 2, 2026, February 13, 2026, February 23, 2026, March 13, 2026, March 20, 2026, April 10, 2026, April 23, 2026, May 1, 2026, and May 28, 2026 (other than any portions thereof deemed furnished and not filed); and
●	The description of our common stock in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at NextNRG, Inc., 407 Lincoln Road #9F, Miami Beach, FL 33139. Our telephone number is (305) 791-1169. You may also find these documents in the “Investors” section of our website, www.nextnrg.com. The information on our website is not incorporated into this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.beyondair.net, other than as specifically incorporated by reference in this prospectus, is not part of this prospectus.

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10,000,000 Shares of common stock

PROSPECTUS

June 11, 2026